Exhibit 10.7

                                 EMPLOYMENT AGREEMENT BETWEEN
                                       DANA W. SWINDLER

                                             AND
                                   OEI INTERNATIONAL, INC.

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                                     EMPLOYMENT AGREEMENT

        THIS AGREEMENT dated as of April 10, 1998, between OEI International, Inc., a Delaware, corporation (the "COMPANY"), and Dana W. Swindler, a resident of Dallas, Texas the ("EXECUTIVE"),

                                     W I T N E S S E T H:

        WHEREAS, on the date of this Agreement, the Company, Petrocon Engineering, Inc. ("PETROCON"), PEI Acquisition, Inc., a Texas corporation and a wholly owned subsidiary of OEI (the "MERGER SUBSIDIARY"), and the stockholders of Petrocon, including the Executive, are entering into an Agreement and Plan of Reorganization (the "ACQUISITION AGREEMENT"), under which Petrocon will merge with the Merger Subsidiary in a merger (the "MERGER") of which Petrocon will be the surviving corporation and as a result of which Petrocon will become a wholly owned subsidiary of OEI; and

        WHEREAS the Company is entering into similar merger transactions with W-Industries, Inc., a Texas corporation, Chemical & Industrial Engineering, Inc., a Kentucky corporation, Gulsby Engineering, Inc., a Texas corporation and Paulus Sokolowski and Sartor, Inc., a New Jersey corporation (collectively, these corporations and Petrocon are the "Acquired Companies")

        WHEREAS, the Executive has been serving as an officer and director of Petrocon, and has contributed substantially to Petrocon's growth and success; and

        WHEREAS, OEI wishes to insure that the Company and the Acquired Companies will have the continued benefit of the Executive's knowledge and experience concerning the affairs of the Company, the Acquired Companies and the engineering services industry generally, and to keep them from being availed of by third parties, and has therefore required as a condition to its execution of the Acquisition Agreement that the Executive enter into this Agreement to become effective upon consummation of the Merger; and

        WHEREAS, the Executive is willing to accept employment by the Company on the terms and conditions of this Agreement;

        NOW, THEREFORE, the Company and the Executive agree as follows:

        1.     EMPLOYMENT, DUTIES AND ACCEPTANCE.

               1.1 EMPLOYMENT BY THE COMPANY. The Company agrees to employ the Executive as Executive Vice President-Manager of Mergers and Acquisitions of the Company for the duration of the Employment Term (as defined in Section 2 below), to render such services and to perform such duties as are normally associated with and inherent in the executive capacity in which the Executive will be serving, as well as such other duties, which are not inconsistent with the Executive's position as an executive of the Company, as shall from time to time


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reasonably be assigned to him by the Board of Directors of the Company (the
"BOARD OF DIRECTORS") or the officers of the Company senior to the Executive.

               1.2 ACCEPTANCE OF EMPLOYMENT BY THE EXECUTIVE. The Executive accepts such employment for the Employment Term and agrees to render the services required of him under Section 1.1. During the Employment Term, the Executive shall devote his full business time, attention and energy to the business of the Company and the performance of his duties under this Agreement. The foregoing shall not, however, prohibit the Executive from making and managing personal investments, or from engaging in civic or charitable activities, that do not materially impair the performance of his duties under this Agreement. If appointed or elected, as applicable, the Executive also shall serve during all or any part of the Employment Term as any other officer and/or as a director of the Company or any of its subsidiaries or affiliates, without any additional compensation other than that specified in this Agreement.

               1.3 PLACE OF PERFORMANCE. The Executive shall be based in the Dallas, and nothing in this Agreement shall require the Executive to relocate his base of employment or principal place of residence from the Dallas.

               1.4 TERMINATION OF EXISTING CONTRACTS. The Executive agrees that all agreements and contracts, whether written or oral, relating to the employment of the Executive by the Company shall be terminated effective as of the commencement of the Employment Term. However, nothing in this Section 1.4 shall (i) affect accrued vacation, holiday or sick pay accruals (but only to the extent such accruals were reflected in the Acquired Company's financial statements delivered to OEI pursuant to the Acquisition Agreement), (ii) require the Acquired Company to cease to make available to the Executive, and, subject to his meeting all applicable eligibility requirements, the Executive shall be entitled to continue to be covered under, all group health, medical and dental insurance policies, plans and programs maintained by the Company for its employees generally, in each case until replacement coverage is provided by the Company, or (iii) impair or adversely affect any indemnification rights that Executive may have under statutes empowering corporations in the Acquired Company's state of incorporation to indemnify their officers and directors, or under the Acquired Company's bylaws or any written indemnification agreement between the Executive and the Acquired Company implementing such statutory indemnification rights, but only with respect to third-party claims or proceedings that relate to actions taken by the Executive as an officer or director of the Acquired Company prior to the date hereof and that are disclosed to OEI in the Disclosure Statement delivered to OEI pursuant to the Acquisition Agreement or, if asserted or brought for the first time after the date hereof, would not constitute a breach of the representations or warranties of the Acquired Company or its stockholders under the Acquisition Agreement.

        2. EMPLOYMENT TERM. The term of the Executive's employment under this Agreement (the "EMPLOYMENT TERM") shall commence on the date of consummation of the Merger pursuant to the Acquisition Agreement (the "COMMENCEMENT DATE"), and shall continue through and expire on the third anniversary of the Commencement Date (the "EXPIRATION DATE"), unless earlier terminated as herein provided. However, if the Acquisition Agreement is terminated under the terms of its
Article XII, then this Agreement shall also terminate, automatically and without the requirement of any action on the part of either of its parties.


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        3.     COMPENSATION AND OTHER BENEFITS.

               3.1 ANNUAL SALARY. As compensation for services to be rendered under this Agreement, the Company shall pay the Executive a salary (the "ANNUAL SALARY"), subject to such increases as the Board of Directors may, in its discretion, approve, at a rate of $200,000 per annum. The Executive shall also be eligible, during the Employment Term, to receive such other compensation, whether in the form of cash bonuses, incentive compensation, stock options, stock appreciation rights, restricted stock awards or otherwise (collectively, the "ADDITIONAL COMPENSATION"), as the Board of Directors (or any committee of the Board) may, in its discretion, approve. The Annual Salary and the Additional Compensation shall be payable in accordance with the applicable payroll and/or other compensation policies and plans of the Company as in effect from time to time during the Employment Term, less such deductions as shall be required to be withheld by applicable law and regulations.

               3.2 PARTICIPATION IN EMPLOYEE BENEFIT PLANS. The Executive shall be permitted, during the Employment Term, if and to the extent he is and continues to meet all applicable eligibility requirements, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit plan or other "fringe benefits" of the Company, which may be available to all other similarly situated members of the Company's management on generally the same terms.

               3.3 EXECUTIVE SUPPORT. The Company shall provide to the Executive office facilities, furniture, and equipment, secretarial and support personnel and other management level support services as the Executive shall reasonably require in connection with his performance of his duties under this Agreement.

               3.4 REIMBURSEMENT OF BUSINESS EXPENSES. The Executive may incur reasonable, ordinary and necessary business expenses in the course of his performance of his duties under this Agreement, including expenses for travel, food and entertainment. The Company shall reimburse the Executive for all such business expenses if (i) the expenses are incurred by the Executive in accordance with the Company's business expense reimbursement policy, if any, as may be established and modified by the Company from time to time, and (ii) the Executive provides to the Company a record of and appropriate receipts for (A) the amount of the expense, (B) the date, place and nature of the expense, (C) the business reason for the expense and (D) the names, occupations and other data concerning individuals entertained sufficient to establish their business relationship to the Company. The Company shall have no obligation to reimburse the Executive for expenses that are not incurred and substantiated as required by this Section 3.4.

        4.     NON-COMPETITION.

               4.1 COVENANTS AGAINST COMPETITION. The Executive acknowledges that (i) the Company, which for purposes of this Section 4 includes OEI and all of its present and future subsidiaries and affiliates, including subsidiaries and affiliates that may be formed or incorporated during the Restricted Period (as defined in Section 4.1.1), is engaged in the business of providing professional engineering services and designing, engineering, building, installing, programming, and integrating control and instrumentation systems and modular processing

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plants (the "Business"); (ii) the Executive is one of a limited number of persons who has performed a significant role in developing the Business; (iii) the Business is conducted throughout the United States and internationally; (iv) his work for the Company has given him, and will continue to give him, possession of and access to trade secrets of, and confidential information concerning, the Company; (v) the agreements and covenants contained in this
Section 4 (collectively, the "RESTRICTIVE COVENANTS") are essential to protect the Business and the goodwill of the Company; and (vi) the Restrictive Covenants will not impair his ability to do so. Accordingly, the Executive agrees as follows:

                      4.1.1 NON-COMPETE. During the Restricted Period, the Executive shall not (A) engage, anywhere within the Territory (as hereinafter defined), as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor or creditor in or of, whether as an employee, independent contractor, consultant or advisor, in any business selling or providing any services which are sold or offered by the Company, within the territory surrounding each office or fabrication facility (each a "FACILITY") at which the Executive was employed by the Company within the three-year period immediately preceding the date of the Executive's termination of employment (for purposes of this Section 4.1, the territory surrounding a facility shall be: (1) the city, town or village in which the facility is located, (2) the county or parish in which the facility is located,
        (3) the counties or parishes contiguous to the county or parish in which the facility is located and (4) the area located within 100 miles of the facility, all of such locations being herein collectively called the "TERRITORY"), or (B) call on any person or entity that at the time is, or at any time within one year prior to the date of termination of the Executive's employment was, a customer of the Company, for the purpose of soliciting or selling any product or service which is then sold or offered within the Territory by the Company if the Executive has knowledge of that customer relationship; PROVIDED, HOWEVER, that nothing in this Section 4.1.1 shall prohibit the Executive from owning, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange or over-the-counter market if the Executive is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own one percent or more of any class of securities of such entity. As used in this Section 4, the term "RESTRICTED PERIOD" means the period beginning on the Commencement Date and ending:

                      (i) if during the Employment Term the Executive's
               employment terminates as a result of (a) a termination for Cause under Section 5.2 or (b) the Executive's voluntary resignation, the fourth anniversary of the Commencement Date;

                      (ii) if during the Employment Term the Executive's
               employment terminates as a result of (a) a termination without Cause under Section 5.3 or (b) a termination for disability under
               Section 5.4, the expiration of the Total Severance Benefit Period (as defined in Section 5.5); or

                      (iii) if after the Employment Term the Executive's
               employment terminates for any reason, the latest to occur of (a) the fourth anniversary of the Commencement Date if he is not eligible for severance benefits under Section 5.5

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               or (b) the expiration of the Severance Benefit Period if the
               Executive is eligible for severance benefits under Section 5.5.

                      4.1.2 CONFIDENTIAL INFORMATION; PERSONAL RELATIONSHIPS. During the Restricted Period and thereafter, the Executive shall keep secret and retain in strict confidence, and shall not use for the benefit of himself or others, all confidential matters of the Company, including, without limitation, "know-how," trade secrets, customer lists, details of client or consultant contracts, pricing policies, bidding practices and procedures, operational methods, marketing plans or strategies, project development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of production, manufacture and installation, technical processes, designs and design projects, inventions and research projects of the Company learned by the Executive heretofore or during the Restricted Period; nor shall the Executive exploit for his own benefit, or the benefit of others, personal relationships with customers, suppliers or agents of the Company in connection with or adversely affecting the Business formed previously during the course of his association with the Acquired Company or formed during the Restricted Period.

                      4.1.3 PROPERTY OF THE COMPANY. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Executive, or made available to the Executive relating to the Company, other than purely personal matters, are and shall be the Company's property and shall be delivered to the Company promptly upon the termination of the Executive's employment (whether such termination is for Cause, as hereinafter defined, or otherwise) or at any other time on request of the Company.

                      4.1.4 EMPLOYEES OF THE COMPANY. During the Restricted Period and thereafter for as long as the Executive shall remain an employee of or consultant to the Company, the Executive shall not, directly or indirectly, hire or solicit any employee or consultant engineer of the Company away from the Company or encourage any such employee or agent to leave such employment.

                      4.1.5 CONSULTANTS OF THE COMPANY. During the Restricted Period and thereafter for as long as the Executive shall remain an employee of or consultant to the Company, the Executive shall not, directly or indirectly, hire or solicit any consultant then under contract with the Company or encourage such consultant to terminate such relationship.

                      4.1.6 ACQUISITION CANDIDATES. During the Restricted Period and thereafter for as long as the Executive shall remain an employee of or consultant to the Company, the Executive shall not call on any Acquisition Candidate (as defined below in this Section 4.1.6), with the knowledge of such Acquisition Candidate's status as such, for the purpose of acquiring, or arranging the acquisition of, that Acquisition Candidate by any person or entity other than the Company. In this
        Section 4.1.6 "ACQUISITION CANDIDATE" means any person or entity engaged in any of the businesses of providing professional engineering services, and (i) which was called on by the Company, in

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        connection with the possible acquisition by the Company of that person or entity, or (ii) with respect to which the Company has made an acquisition analysis.

               4.2 RIGHTS AND REMEDIES UPON BREACH. If the Executive breaches or threatens to commit a breach of the Restrictive Covenants, the Company shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                      4.2.1 SPECIFIC PERFORMANCE. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

                      4.2.2 ACCOUNTING. The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any transaction constituting a breach of the Restrictive Covenants.

               4.3 SEVERABILITY OF COVENANTS. The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

               4.4 REFORMATION. If any court determines that any Restrictive Covenant, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

               4.5 ENFORCEABILITY IN JURISDICTIONS. The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

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        5.     TERMINATION.

               5.1 TERMINATION UPON DEATH. If the Executive dies during the Employment Term, this Agreement shall terminate, except that the Executive's legal representatives, successors, heirs or assigns shall be entitled to receive the Annual Salary, the Additional Compensation and other accrued benefits, if any, earned up to the date of the Executive's death; PROVIDED, HOWEVER, if any Additional Compensation or other benefits are governed by the provisions of any written employee benefit plan or policy of the Company, any written agreement contemplated thereunder or any other separate written agreement entered into between the Executive and the Company, the terms and conditions of such plan, policy or agreement shall control in the event of any discrepancy or conflict with the provisions of this Agreement regarding such Additional Compensation or other benefit upon the death, termination or disability of the Executive.

               5.2 TERMINATION FOR CAUSE. At any time during the Employment Term, the Company shall have the right, exercisable by serving notice effective in accordance with its terms, to terminate the Executive's employment under this Agreement and discharge the Executive for Cause. If such right is exercised, the Company's obligation to the Executive shall be limited to the payment of any unpaid Annual Salary, Additional Compensation and other benefits, if any, accrued up to the effective date specified in the Company's notice of termination (which date shall not be retroactive). As used in this Section 5.2 and elsewhere in this Agreement, term "CAUSE" shall mean that a majority of the Board of Directors shall have determined, and a majority of the Board of Directors of OEI shall have concurred, that (i) after notice and a right to cure, there has been a material breach by the Executive of the terms of this Agreement, (ii) after receipt of a written warning, the Executive has willfully and persistently failed or refused to follow the reasonable policies and directives established by the Board of Directors or executive officers of the Company senior to the Executive, (iii) the Executive has wrongfully misappropriated money or other assets or properties of the Company or any subsidiary or affiliate of the Company, (iv) the Executive has been convicted of any felony or other serious crime, (v) the Executive's employment performance has been substantially impaired by chronic absenteeism, alcoholism or drug addiction, or (vi) the Executive has exhibited gross moral turpitude relevant to his office or employment with the Company or any subsidiary or affiliate of the Company.

               5.3 TERMINATION WITHOUT CAUSE. At any time during the period beginning on the first anniversary of the Commencement Date and continuing through the end of the Employment Term, the Company shall have the right, exercisable by serving notice effective in accordance with its terms, to terminate the Executive's employment under this Agreement and discharge the Executive without Cause. If such right is exercised, the Company's obligation to the Executive shall be as set forth in Section 5.5 below.

               5.4 TERMINATION UPON DISABILITY. If during the Employment Term the Executive becomes physically or mentally disabled, whether totally or partially, as evidenced by the written statement of a competent physician licensed to practice medicine in the United States, so that the Executive is unable to substantially perform his services hereunder for (i) a period of six consecutive months, or (ii) for shorter periods aggregating six months during any period of twelve consecutive months, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability equal an

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aggregate of six months within a period of twelve consecutive months, by written notice to the Executive, terminate the Executive's employment hereunder. If such right is exercised, the Company's obligation to the Executive shall be as set forth in Section 5.5 below.

               5.5 SEVERANCE BENEFIT. If at any time during or after the Employment Term, the Executive's employment by the Company is terminated for any reason other than (i) a termination for Cause under Section 5.2, (ii) his voluntary resignation, or (iii) his death, then for a period of one year following the date of termination of the Executive's employment (the "INITIAL SEVERANCE BENEFIT PERIOD"), the Company shall continue to (a) pay to the Executive, in payroll period installments in accordance with the Company's normal payroll policies, the amount of Annual Salary in effect at the date of termination of his employment and (b) at the Company's expense, continue to include the Executive and his eligible dependents under the coverage of all group health, medical and dental insurance policies, plans and programs maintained by the Company during Initial Severance Benefit Period for the Company's employees, or management employees, generally.

        The Company, at its option, which shall be exercisable by a written notice sent to the Executive at least 60 days prior to the expiration of the Initial Severance Benefit Period, may elect to extend the Initial Severance Benefit Period for a period of an additional one year following the expiration of the Initial Severance Benefit Period (the "SECOND SEVERANCE BENEFIT PERIOD"). If the Company so elects to extend the Initial Severance Benefit Period, the Company, during the Second Severance Benefits Period, shall (i) pay to the Executive, in payroll period installments in accordance with the Company's normal payroll policies, an amount equal to 50% of the Annual Salary in effect at the date of termination of his employment and (ii) at the Company's expense, continue to include the Executive and his eligible dependants under the coverage of all group health, medical and dental insurance policies, plans and programs maintained by the Company during the Second Severance Benefit Period for the Company's employees, or management employees, generally.

        For purposes of Section 4.1.1 of this Agreement, the term "TOTAL SEVERANCE BENEFIT PERIOD" means the total period (including the Initial Severance Benefit Period and, if applicable, the Second Severance Benefit Period) during which the Company is obligated to pay and provide, and performs its obligations to pay and provide, severance benefits to the Executive under this Section 5.5

        6. INSURANCE. The Company may, from time to time, apply for and take out, in its own name and at its own expense, naming itself or others as the designated beneficiary (which it may change from time to time), policies for health, accident, disability or other insurance upon the Executive or his life, in any amount or amounts that it may deem necessary or appropriate to protect its interest. The Executive agrees to aid the Company in procuring such insurance by submitting to reasonable medical examinations and by filling out, executing and delivering such applications and other instruments in writing as may reasonably be required by an insurance company or companies to which any application or applications for insurance may be made by or for the Company.
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        7.     OTHER PROVISIONS.

               7.1 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:

                      if TO THE COMPANY, to:

                             OEI International, Inc.
                             2727 North Loop West, Suite 400
                             Houston, Texas 77008
                   Attn: M. L. Burrow, Chief Executive Officer

                      with a COPY TO:

                             Porter & Hedges, L.L.P.
                             Attn: Jim Harbison
                             700 Louisiana, 35th Floor
                             Houston, Texas 77002
                             Telecopy: (713) 228-1331

                      if TO THE EXECUTIVE, to:

                              Dana W. Swindler
                              4307 Travis Street
                              Dallas, Texas 75205
                              Telecopy: None

        Either party may change its address for notice hereunder by notice to the other party.

               7.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior agreements, written or oral, with respect thereto; PROVIDED, HOWEVER, that nothing herein shall in any way limit the obligation, rights or liabilities of the parties under any written stock option agreement separately entered into by the parties.

               7.3 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right,
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power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

               7.4 GOVERNING LAW; VENUE. This Agreement, except as set forth in
Section 4.5 hereof, shall be governed by, and construed in accordance with, the laws of the State of Texas without reference to principles governing choice or conflicts of law.

               7.5 ASSIGNMENT. This Agreement, and any rights and obligations hereunder, may not be assigned by any party hereto without the prior written consent of the other party, except that the Company may assign this Agreement to any of its subsidiaries or affiliates without the Executive's consent provided such assignment does not diminish any of the Executive's benefits, rights or obligations hereunder.

               7.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               7.7 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                                   OEI INTERNATIONAL, INC.

                                                   By:  /s/ GARY J. COURY
                                                          Gary J. Coury
                                                          President

                                                        /s/ DANA W. SWINDLER
                                                          Dana W. Swindler